EXHIBIT 99.1

Donegal Group Inc. to Present at Keefe, Bruyette & Woods 2015 Insurance Conference

MARIETTA, Pa., Aug. 24, 2015 (GLOBE NEWSWIRE) -- Donegal Group Inc. (NASDAQ:DGICA) (NASDAQ:DGICB) announced today that the Company will participate in the Keefe, Bruyette & Woods 2015 Insurance Conference. Kevin G. Burke, President and Chief Executive Officer, and Jeffrey D. Miller, Executive Vice President and Chief Financial Officer, are scheduled to present on Wednesday, September 9, 2015, at 4:15 p.m. (Eastern). If you are unable to attend the conference, you may listen to the presentation live over the Internet through a link on the Investors page of the Company's website at http://investors.donegalgroup.com.

The Company will make its presentation materials available on its website prior to the conference. The Company will also make a replay of the presentation available on its website after the live event.

About the Company

Donegal Group Inc. is an insurance holding company with insurance subsidiaries offering personal and commercial property and casualty lines of insurance in 21 Mid-Atlantic, Midwestern, New England and Southern states. The insurance subsidiaries of Donegal Group Inc. and Donegal Mutual Insurance Company conduct business together as the Donegal Insurance Group. The Donegal Insurance Group has an A.M. Best rating of A (Excellent).

The Company's Class A common stock and Class B common stock trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively. As an effective acquirer of small to medium-sized "main street" property and casualty insurers, Donegal Group has grown profitably since its formation in 1986. The Company continues to seek opportunities for growth while striving to achieve its longstanding goal of outperforming the property and casualty insurance industry in terms of service, profitability and growth in book value.

CONTACT: Jeffrey D. Miller
         Executive Vice President and Chief Financial Officer
         Phone: (717) 426-1931
         E-mail: investors@donegalgroup.com